Exhibit 99.1

AirJoule Technologies Announces First Quarter 2025 Results

Ronan, MT, May 12, 2025 – AirJoule Technologies Corporation (NASDAQ: AIRJ) (“AirJoule Technologies” or the “Company”), the developer of the transformational AirJoule® system for separating pure water from air, today announced its first quarter 2025 results.

First Quarter 2025 & Recent Highlights

Key Milestones

•
GE Vernova Collaboration on Waste Heat: Commenced a strategic project with GE Vernova focused on the integration of AirJoule® technology into GE Vernova products with an emphasis on the utilization of low-grade waste heat to produce water. The project will examine AirJoule®’s capability to convert low-grade waste heat into pure distilled water with GE Vernova’s technology and product offerings and establish performance across a range of environmental conditions.
•
Arizona State University Agreement: Signed an agreement with Arizona State University (“ASU”), a global leader in the field of atmospheric water harvesting research, to sell one AirJoule® A250TM system to be used for research and evaluation purposes, with expected delivery in September 2025. ASU operates atmospheric water harvesting test sites in the Phoenix area and will independently evaluate AirJoule®’s performance across a range of real-world conditions, including arid climates and variable humidity levels.
•
Dubai Deployment: Deployed the first AirJoule® system in Dubai to showcase AirJoule® principles and capabilities for potential public and private sector customers. The AirJoule® system is operating in an outdoor garden located at one of Dubai government’s premier technology research facilities.
•
Facility Expansion: Expanded the manufacturing facility in Newark, DE to 35,000 square feet, which now includes manufacturing and assembly space, along with three environmental test chambers and a full coating line to produce sorbent-coated contactors.

Balance Sheet and Liquidity

•
Private Placement Financing: Completed a $15 million private placement financing (the “PIPE”) led by GE Vernova, which also included new and existing investors. GE Vernova’s participation in the PIPE followed its initial investment in AirJoule Technologies of $5 million made in March 2024 in connection with the formation of a 50/50 joint venture with AirJoule Technologies. Net proceeds from the PIPE are being used to accelerate the commercialization of the AirJoule® A1000TM systems to meet strong customer interest.
•
Strong Cash Position: Ended the quarter with $23 million of cash and cash equivalents with sufficient capitalization to support the Company’s operations through expected commercial sales in 2026.

Executive Commentary

“AirJoule® is gaining meaningful traction as industries look for innovative ways to secure sustainable water,” said Matt Jore, Chief Executive Officer of AirJoule Technologies. “In the first quarter, we accelerated key initiatives with stakeholders like GE Vernova and Arizona State University, broadened our international presence, and expanded our manufacturing capabilities to support scaled production. With a strong balance sheet and a fully funded path to commercialization, we are well-positioned to meet rising demand for reliable, energy-efficient water solutions, and we are laser-focused on delivering our first preproduction systems for customer demonstrations in 2025.”

Quarterly Report on Form 10-Q

AirJoule Technologies’ condensed consolidated financial statements and related footnotes are available in its Quarterly Report on Form 10-Q for the period ended March 31, 2025, which is expected to be filed with the Securities and Exchange Commission (“SEC”) on May 13, 2025.

Earnings Call Webcast

AirJoule Technologies will host a conference call to discuss first quarter 2025 results at 8:30 AM ET on Tuesday, May 13, 2025. To access the live audio webcast of the conference call, please visit the AirJoule Technologies investor relations website at https://airjouletech.com/investors. To participate by phone, dial 877-407-6184 (domestic) or +1-201-389-0877 (international).

An archived webcast will be available following the call.

About AirJoule Technologies Corporation

AirJoule Technologies Corporation (NASDAQ: AIRJ) is the developer of AirJoule®, a water harvesting technology that provides efficient and sustainable air dehumidification and pure water from air. Designed to reduce energy consumption and generate material cost efficiencies,

AirJoule® is being commercialized through a joint venture with GE Vernova and in partnership with Carrier Global Corporation. For more information, visit https://airjouletech.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding AirJoule Technologies and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “may,” “will,” “should,” “anticipate,” “believe,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, AirJoule Technologies expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release.

AirJoule Technologies cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond AirJoule Technologies’ control. These risks include, but are not limited to, our status as an early stage Company with limited operating history, which may make it difficult to evaluate the prospects for our future viability; our initial dependence on revenue generated from a single product; significant barriers we face to deploy our technology; the dependence of our commercialization strategy on our relationships with BASF, Carrier, GE Vernova, and other third parties history of losses, and the other risks and uncertainties described in our SEC filings including the “Risk Factors” section of our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. AirJoule Technologies’ SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

AIRJOULE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets
Cash, cash equivalents and restricted cash	$23,000,515	$28,021,748
Due from related party	501,844	2,820,129
Prepaid expenses and other current assets	946,779	613,754
Total current assets	24,449,138	31,455,631
Operating lease right-of-use asset	139,162	147,001
Property and equipment, net	14,785	16,373
Investment in AirJoule, LLC	340,948,355	338,178,633
Other assets	54,482	54,482
Total assets	$365,605,922	$369,852,120
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$326,510	$79,202
Other accrued expenses	1,298,453	1,720,318
Operating lease liability, current	32,124	30,227
True Up Shares liability	—	2,189,000
Total current liabilities	1,657,087	4,018,747
Earnout Shares liability	11,692,000	24,524,000
Subject Vesting Shares liability	2,345,000	7,819,000
Operating lease liability, non-current	115,734	124,002
Deferred tax liability	79,613,389	81,256,047
Total liabilities	95,423,210	117,741,796
Commitments and contingencies (Note 12)
Stockholders’ equity
Preferred stock, $0.0001 par value; 25,000,000 authorized shares and 0 shares issued and outstanding as of March 31, 2025 and December 31, 2024	$—	$—
Class A common stock, $0.0001 par value; 600,000,000 authorized shares and 56,352,120 and 55,928,661 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	5,636	5,593
Additional paid-in capital	56,770,957	53,577,270
Retained earnings	213,406,119	198,527,461
Total stockholders’ equity	270,182,712	252,110,324
Total liabilities and stockholders’ equity	$365,605,922	$369,852,120

AIRJOULE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
	2025	2024
Cost and expenses:
General and administrative	$2,786,484	$813,239
Research and development	387,919	846,157
Sales and marketing	14,209	37,725
Transaction costs incurred in connection with business combination	—	54,693,103
Depreciation and amortization	1,588	1,085
Loss from operations	(3,190,200)	(56,391,309)
Other income (expense):
Interest income	243,024	26,146
Gain on contribution to AirJoule, LLC	—	333,500,000
Equity loss from investment in AirJoule, LLC	(2,230,278)	(26,382)
Change in fair value of Earnout Shares liability	12,832,000	(7,672,000)
Change in fair value of True Up Shares liability	106,106	269,000
Change in fair value of Subject Vesting Shares liability	5,474,000	(2,425,000)
Other income	1,348	—
Total other income, net	16,426,200	323,671,764
Income before income taxes	13,236,000	267,280,455
Income tax benefit (expense)	1,642,658	(85,725,163)
Net income	$14,878,658	$181,555,292

Weighted average Class A common stock outstanding, basic	56,047,662	37,155,326
Basic net income per share, Class A common stock	$0.27	$4.33

Weighted average Class A common stock outstanding, diluted	57,111,807	38,631,753
Diluted net income, per share, Class A common stock	$0.26	$4.18

Weighted average Class B common stock outstanding, basic and diluted	—	4,759,642
Basic net income per share, Class B common stock	$—	$4.33
Diluted net income per share, Class B common stock	$—	$4.18

AIRJOULE TECHNOLOGIES CORPORATION
CONDESNED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net income	$14,878,658	$181,555,292
Adjustment to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	1,588	1,085
Deferred tax expense (benefit)	(1,642,658)	85,725,163
Amortization of operating lease right-of-use assets	7,839	52,068
Change in fair value of Earnout Shares liability	(12,832,000)	7,672,000
Change in fair value of True Up Shares liability	(106,106)	(269,000)
Change in fair value of Subject Vesting Shares liability	(5,474,000)	2,425,000
Gain on contribution to AirJoule, LLC	—	(333,500,000)
Equity loss from investment in AirJoule, LLC	2,230,278	26,382
Non-cash transaction costs in connection with business combination	—	53,721,000
Share-based compensation	984,393	—
Changes in operating assets and liabilities:
Due from related party	2,402,969	—
Prepaid expenses and other current assets	145,461	15,010
Operating lease liabilities	(6,371)	(51,346)
Accounts payable	247,308	(2,675,093)
Accrued expenses, accrued transaction costs and other liabilities	(765,113)	(1,122,998)
Net cash provided by (used in) operating activities	72,246	(6,425,437)
Cash flows from investing activities
Deferred offering costs paid	(135,239)	—
Investment in AirJoule, LLC	(5,000,000)	(10,000,000)
Net cash used in investing activities	(5,135,239)	(10,000,000)
Cash flows from financing activities
Proceeds from the exercise of warrants	—	45,760
Proceeds from the exercise of options	41,760	56,250
Proceeds from the issuance of common stock	—	43,365,000
Net cash provided by financing activities	41,760	43,467,010
Net increase (decrease) in cash, cash equivalents and restricted cash	(5,021,233)	27,041,573
Cash, cash equivalents and restricted cash, beginning of period	28,021,748	375,796
Cash, cash equivalents and restricted cash, end of the period	$23,000,515	$27,417,369
Supplemental non-cash investing and financing activities:
Issuance of True Up Shares	$2,082,894	$—
Deferred offering costs included in accrued expenses and other current liabilities	$343,247	$—
Initial recognition of True Up Shares liability	$—	$555,000
Initial recognition of Subject Vesting Shares liability	$—	$11,792,000
Initial recognition of ROU asset and operating lease liability	$—	$172,649
Liabilities combined in recapitalization, net	$—	$8,680,477
Contribution to AirJoule, LLC of license to technology	$—	$333,500,000
Supplemental cash flow information:
Taxes paid	$—	$—

Contacts

Investor Relations & Media:

Tom Divine – Vice President, Investor Relations and Finance

investors@airjouletech.com